EXHIBIT I
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 33-57111 and No. 333-112421 on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of The Schering-Plough Puerto Rico Employees’ Retirement Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
June 28, 2007

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